       As filed with the Securities and Exchange Commission on December 15, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   hi/fn, inc.
               (Exact name of issuer as specified in its charter)


        DELAWARE                                           33-0732700
(State of Incorporation)                       (IRS Employer Identification No.)

                              750 University Avenue
                           Los Gatos, California 95302
                    (Address of principal executive offices)

                           1996 EQUITY INCENTIVE PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               Raymond J. Farnham
                             Chief Executive Officer
                              750 University Avenue
                           Los Gatos, California 95032
                     (Name and address of agent for service)

                                 (408) 399-3500
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Steven E. Bochner, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE
==========================================================================================
                                                             PROPOSED
                                              AMOUNT TO      OFFERING         AMOUNT OF
            TITLE OF SECURITIES                  BE           PRICE          REGISTRATION
             TO BE REGISTERED                REGISTERED   PER SHARE(1)(2)        FEE
------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share
-- Outstanding under 1996 Equity Incentive
Plan                                          2,092,638       $2.58            $1500.92
-- Reserved under 1996 Equity
Incentive Plan                                  957,262       $1.02            $ 271.44
==========================================================================================
-- Reserved under 1998 Employee Stock
Purchase Plan                                   400,000       $1.02            $ 113.42
==========================================================================================

(1) With respect to the outstanding but unexercised options to purchase Common Stock under the 1996 Equity Incentive Plan, the computation of the proposed offering price per share is based upon the weighted average exercise price per share of approximately $2.58 as to 2,092,638 outstanding but unexercised options to purchase Common Stock under the 1996 Equity Incentive Plan.

(2) With respect to the reserved Common Stock under the 1996 Equity Incentive Plan and the 1998 Employee Stock Purchase Plan, the proposed offering price per share is estimated in accordance with Rules 457(h) solely for the purpose of calculating the registration fee based on the book value of the Company's Common Stock on December 10, 1998.

                                   hi/fn, inc.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (hi/fn, inc. is sometimes referred to herein as the "Company"):

        1. The Company's Form 10 Registration Statement, filed on August 7, 1998, as amended by Amendment No. 1 filed on October 16, 1998, as amended by Amendment No. 2 filed on November 19, 1998, and as amended by Amendment No. 3 filed on December 8, 1998 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") containing audited financial statements for the Registrant's latest fiscal year are hereby incorporated by reference into this Registration Statement. A description of the Registrant's Common Stock which is contained in the Form 10, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


        The Company's Certificate of Incorporation and Bylaws provide for the indemnification of present and former directors, officers, employees and agents of the Company and persons serving as directors, employees or agents of another corporation or entity at the request of the Company (each, an "Indemnified Party") to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Indemnified Parties are specifically indemnified in the Company Bylaws (the "Indemnification Provisions") for expenses, including attorneys' fees, court costs, witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnified Party in connection with a threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of the Company or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of the Company. Such Indemnified Party must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the subject corporation and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his conduct was unlawful.

        The Indemnification Provisions and provisions for advancing expenses in the Company Bylaws are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to any agreement, vote or the stockholders or disinterested directors or pursuant to judicial direction. The Company is authorized to purchase insurance on behalf of an Indemnified Party for liabilities incurred, whether or not the Company would have the power or obligation to indemnify him pursuant to the Company Certificate, the Company Bylaws or the DGCL.

        In addition, the Company has entered, or will enter, into indemnification agreements with each of its directors and executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of the Company or another entity at the request of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

       EXHIBIT
       NUMBER                           DESCRIPTION
       -------                          -----------

        4.1* Form of Amended and Restated Certificate of Incorporation of Company to be filed upon the Distribution of the Company's Common Stock held by Stac, Inc.

        4.2* Form of Amended and Restated Bylaws of Company to be filed upon the Distribution of the Company's Common Stock held by Stac, Inc.

        4.3*    1996 Equity Incentive Plan, as amended

        4.4*    1998 Employee Stock Purchase Plan

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being offered

        23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants

        23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

        24.1    Powers of Attorney (see page 5)
        ------------

        (*)Incorporated by reference to the Company's Registration Statement on Form 10, as amended (File No. 0-24765).

ITEM 9. UNDERTAKINGS

        (a)     The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "1933 Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the 1933 Act, as amended, the Company, hi/fn, inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on this 11th day of December, 1998.



                                       hi/fn, inc.





                                       By: /s/ RAYMOND J. FARNHAM
                                           ----------------------------------
                                           Raymond J. Farnham
                                           President, Chief Executive Officer
                                           and Director

                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond J. Farnham and William R. Walker, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                TITLE                         DATE
               ---------                                -----                         ----


 /s/RAYMOND J. FARNHAM                   President, Chief Executive Officer    December 11, 1998
---------------------------------------- and  Director
Raymond J. Farnham


 /s/WILLIAM R. WALKER                    Vice President, Finance, Chief        December 11, 1998
---------------------------------------- Financial Officer and Secretary
William R. Walker


 /s/DOUGLAS L. WHITING                   Director                               December 11, 1998
----------------------------------------
Douglas L. Whiting


 /s/ROBERT W. JOHNSON                    Director                               December 11, 1998
----------------------------------------
Robert W. Johnson

                                      INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                 DESCRIPTION
  ------                                 -----------

5.1           Opinion of Counsel as to legality of securities being registered
23.1          Consent of Independent Accountants
23.2          Consent of Counsel (contained in Exhibit 5.1)
24.1          Power of Attorney (see Page 5)


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